Exhibit 99.1

NEWS RELEASE

27680 Franklin Road • Southfield, Michigan 48034

FOR IMMEDIATE RELEASE

Diversified Restaurant Holdings Expands Credit Facility
to $63.0 Million

SOUTHFIELD, MI, April 15, 2013 -- -- Diversified Restaurant Holdings, Inc. (OTCQB: DFRH), together with its wholly-owned subsidiaries, (“DRH” or the “Company”), the creator, developer, and operator of the unique, full-service, ultra-casual restaurant and bar Bagger Dave’s Legendary Burger Tavern® (“Bagger Dave’s”) and one of the largest franchisees for Buffalo Wild Wings® (“BWW”),  announced today that it entered into a new comprehensive credit facility which includes an expanded term loan, development line of credit, and revolving line of credit.

Included in the $63.0 million credit facility are the following:

•	$46.0 million term loan, to be used to refinance substantially all of the Company’s outstanding senior debt and related closing expenses.

•
$15.0 million development line of credit, increased from the previous level of $10.0 million.  The expanded line is available to further develop the geographic expansion of Bagger Dave’s and BWW restaurants.

•	$2.0 million revolving line of credit to be used for general and corporate working capital.

RBS Citizens, N.A., acted as lead lender and administrative agent, with Wells Fargo Bank, N.A as documentation agent and lender.

“The new and expanded credit facility is a reflection of our recent growth combined with the strength of our balance sheet,” commented T. Michael Ansley, President and CEO of DRH.  “The facility provides us the ability to expand our Bagger Dave’s footprint in terms of the number of locations and brand recognition, and expand our Buffalo Wild Wings geographic presence.”

About Diversified Restaurant Holdings

Diversified Restaurant Holdings, Inc. (“DRH” or the “Company”) is the creator, developer, and operator of the unique, full-service, ultra-casual restaurant concept, Bagger Dave’s Legendary Burger Tavern® (“Bagger Dave’s”) and one of the largest Buffalo Wild Wings® (“BWW”) franchisees.  Between the two concepts, the Company currently operates 44 corporate-owned restaurants in Michigan, Florida, Illinois, and Indiana, and one franchised Bagger Dave’s in Missouri, for a total of 45 restaurants.  The Company routinely posts news and other important information on its website at www.diversifiedrestaurantholdings.com.

Bagger Dave’s offers a full-service, family-friendly restaurant and bar with a casual, comfortable atmosphere. The menu features freshly-made burgers (never frozen), accompanied by more than 30 toppings from which to choose, along with fresh-cut fries, hand-dipped milkshakes, and a selection of craft beer and wine. Signature items include Sloppy Dave’s BBQ®, Train Wreck Burger®, and Bagger Dave’s Amazingly Delicious Turkey Black Bean Chili®.  The Bagger Dave’s concept emphasizes local flair by showcasing historical photos of the city in which each restaurant resides and features an electric train that runs above the dining room and bar areas.  Currently, there are 11 corporate-owned locations and one franchised location.  For more information, visit www.baggerdaves.com.

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Diversified Restaurant Holdings Expands Credit Facility to $63.0 Million
April 15, 2013

DRH operates 33 BWW restaurants: 15 in Michigan, 10 in Florida, four in Illinois, and four in Indiana.  The Company has opened 19 new BWW restaurants in fulfillment of its 32-restaurant Area Development Agreement (“ADA”) with franchisor Buffalo Wild Wings, Inc. (NASDAQ: BWLD).  The remaining 13 restaurants under the ADA agreement, along with an additional franchise agreement in Indiana, suggest that the Company will operate 47 BWW’s by 2017.

Safe Harbor Statement

The information made available in this news release contains forward-looking statements which reflect DRH’s current view of future events, results of operations, cash flows, performance, business prospects and opportunities.  Wherever used, the words “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will continue,” “will likely result,” “may,” and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934.  Any such forward-looking statements are subject to risks and uncertainties and the Company’s actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations.  Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to our business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH.  Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

For more information contact:
Investor Contact:	Company Contact:
Deborah K. Pawlowski	David Burke
Kei Advisors LLC	Chief Financial Officer
Phone: 716.843.3908	Phone: 248.223.9160
Email: dpawlowski@keiadvisors.com

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